UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2011

RADIOSHACK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203, Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3011

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on RadioShack Corporation’s (the “Company”) Current Report on Form 8-K filed January 24, 2011, Julian C. Day retired as the Company’s Chief Executive Officer and principal executive officer effective May 19, 2011.  Also on May 19, 2011, James F. Gooch, who became President of the Company on January 24, 2011, began serving as the Company’s Chief Executive Officer and principal executive officer.  Additional information regarding Mr. Gooch, his business experience and the terms of his employment agreement is included in the Company’s Current Report on Form 8-K filed January 24, 2011, which is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2011, the Board of Directors of the Company adopted amendments to and restated the Company’s Amended and Restated Bylaws (the “Bylaws”) and the Company’s Corporate Governance Framework (the “Framework”) to provide for the appointment of a non-executive chairman.  Previously, the Bylaws and Framework required the appointment of a presiding director.

The amendments to the Bylaws and Framework became effective on May 19, 2011.  The amendments to the Bylaws and Framework are summarized below.

Amended and Restated Bylaws

The Bylaws were amended to:

•	State that the Chairman will be designated as the Non-Executive Chairman where the Chairman does not simultaneously serve as an officer of the Company;
•	State that the Board of Directors will elect a Presiding Director in the absence of a Non-Executive Chairman; and
•	Provide that either the Non-Executive Chairman or the Presiding Director may preside at committee meetings in the absence of the appointed committee chair.

The preceding description is qualified in its entirety by reference to the Company’s Amended and Restated Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K.

Corporate Governance Framework

The Framework was amended to:

•	Clarify the principal responsibility of the Board;
•	Include a reference to communications with the Non-Executive Chairman;
•	Include a reference to the Non-Executive Chairman’s participation in the performance evaluation of the Chief Executive Officer;
•	Include responsibilities and duties of the Non-Executive Chairman;
•	Clarify the circumstances under which the Board of Directors will appoint a Presiding Director;
•	Remove certain provisions concerning the selection and term of the Presiding Director;
•	Remove provisions concerning the rotation of committee members and committee chairs;
•
Provide that vested and unvested deferred stock units and common stock units will be considered common stock of the Company for purposes of determining compliance with the Non-Employee Director Equity Ownership policy;

•	Change the retirement policy to allow the Board the discretion to nominate a director for election to the Board following his or her 72nd birthday; and
•	Include certain other references to the Non-Executive Chairman and the Presiding Director.

The Company’s Corporate Governance Framework is posted on the Company’s website in the Corporate Governance section at http://ir.radioshackcorporation.com/governance.cfm.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 19, 2011, the Company held its Annual Meeting of Shareholders at the Norris Conference Centers in Fort Worth, Texas.  At the meeting, the holders of 87,090,172 shares of common stock, which represented approximately 81.8 percent of the outstanding shares entitled to vote as of the record date of March 25, 2011, were represented in person or by proxy.  At the meeting shareholders elected the seven (7) nominees listed below to serve for the ensuing year.  The following table shows the vote tabulations for each person for shares present or represented by proxy at the meeting.

NAME OF DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

Frank J. Belatti	74,181,303	1,281,481	322,899	11,304,489
Daniel R. Feehan	72,741,083	2,848,017	196,583	11,304,489
James F. Gooch	74,339,050	1,261,457	185,176	11,304,489
H. Eugene Lockhart	73,202,159	2,382,443	201,081	11,304,489
Jack L. Messman	74,201,977	1,387,409	196,297	11,304,489
Thomas G. Plaskett	74,177,953	1,281,209	326,521	11,304,489
Edwina D. Woodbury	74,164,087	1,308,318	313,278	11,304,489

The shareholders voted on three additional items at the meeting.  The following table shows the vote tabulation for each of these items for shares present or represented by proxy at the meeting.

PROPOSAL	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

Ratification of the appointment of PricewaterhouseCoopers, LLP as independent registered public accounting firm for the Company’s 2011 fiscal year.	86,318,371	654,764	117,037	N/A
A non-binding, advisory vote on the approval of the compensation paid to the named executive officers as disclosed in the Compensation Discussion and Analysis and Executive Compensation sections of the Company’s 2011 proxy statement.	71,925,742	3,318,066	541,875	11,304,489
1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES

A non-binding, advisory vote on the frequency of future non-binding, advisory votes on the compensation paid to the Company’s named executive officers.	62,226,185	2,835,081	10,055,581	668,836	11,304,489

Following a review of the voting results for the frequency of future non-binding, advisory votes on the compensation paid to the Company’s named executive officers, the Board of Directors determined that such a vote will be held annually.

Item 8.01  Other Events.

The disclosure concerning amendments to the Company’s Corporate Governance Framework provided under Item 5.03 above is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                      Description of Exhibit

3.1	Amended and Restated Bylaws, dated May 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RadioShack Corporation
(Registrant)

Date: May 19, 2011	By: /s/ James F. Gooch
James F. Gooch
President and
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Bylaws of RadioShack Corporation, dated May 19, 2011.